Exhibit (c)(3)

September 20, 2000 Highly confidential

Project Honeydew

Discussion Materials

JPMorgan

This presentation was prepared exclusively for the benefit and internal use of Blue in order to indicate, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of J.P. Morgan.

Notwithstanding the above, by acceptance of these materials Blue and J.P. Morgan hereby agree that with respect to any description contained herein of the use of entities, plans or arrangements that are intended to produce significant U.S. federal income tax benefits for Blue, (i) Blue is not obligated to J.P. Morgan to keep confidential or otherwise limit the use of any element of our descriptions that is necessary to understand or support any such intended U.S. federal income tax benefits, and (ii) J.P. Morgan does not assert any claim of proprietary ownership in respect of our descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Blue; provided however, that the right of disclosure contained in (i) and (ii) above shall not extend to the name or other specific identifying details of any party or potential party to any plan or arrangement, or of any party whose equity is referenced by a derivative embedded in any plan or arrangement.

Share price performance

$ per share
60
55
50
45
40
35
30
25
20
20-Sep-99
02-Dec-99
13-Feb-00
26-Apr-00
08-Jul-00
19-Sep-00
S&P 500
Peer group
Blue
Honeydew

	Honeydew	Blue
52-week high	$51.75	$31.46
52-week low	$24.50	$22.12

Source: Tradeline

Note: Peers includes Apple, Blueberry, Cranberry (after 6/21/00) and Tomato

JPMorgan

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Honeydew trading ranges

Current (9/19/00)
One month
Two months
Three months
Six months
One year
Two years
$24.5
$24.5 $28.2 $32.0
$24.5 $30.3 $33.9
$24.5 $30.2 $33.9
$24.5 $31.3 $37.3
$24.5 $36.9 $51.8
$24.5 $42.0 $63.6
$20 $25 $30 $35 $40 $45 $50 $55 $60 $65

JPMorgan

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Summary valuation

$ per share and implied 2000 P/E multiple

Dividend discount valuation[1]
$27 8.3x 10.8x $35
Projected stock price analysis[2]
– PV of 2002 projected stock price
$28 8.6x 10.8x $35
– PV of 2004 projected stock price
$26 8.0x 10.5x $34
Trading multiples
– Stand-alone
$20 6.0x 10.0x $33
– Stand-alone without Apple
$20 6.0x 8.0x $26
– + 30% premium[3]
$25 7.8x 10.4x $34
Precedent squeeze-out transactions[4]
8.9x 10.2x
$29 $33
6 month range
$25 7.7x 11.4x $37
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00
Equity value per share

[1] Based on consensus estimates until 2001 and average earnings growth rate of 10% through 2004 (vs. EPS growth rate of 3.1% from 2000 to 2001); assumes discount rate of 11%–13% and terminal period multiple of 7.0x–9.0x P/E

[2] Future stock price implied by 9.0x–11.0x P/E and EPS growth rate of 8%–10% discounted at 11%

[3] Excludes Apple

[4] 20%–35% premium to current stock price of $24.50

Note: Assumes 2000E EPS of $3.25

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Analysis at various prices

Price per share	Current price $24.50	Range of prices $26.00	$28.00	$30.00	$32.00	$34.00
Implied premium to current	*NA*	*6.1%*	*14.3%*	*22.4%*	*30.6%*	*38.8%*
Premium/(discount) to 52-week high: $51.75	*(52.7%)*	*(49.8%)*	*(45.9%)*	*(42.0%)*	*(38.2%)*	*(34.3%)*
Premium/(discount) to 52-week low: $24.50	*0.0%*	*6.1%*	*14.3%*	*22.4%*	*30.6%*	*38.8%*
2000 P/E	7.5x	8.0x	8.6x	9.2x	9.8x	10.5x
2001 P/E	7.3x	7.8x	8.4x	9.0x	9.6x	10.1x

Honeydew EPS estimates

2000	$3.25
2001	3.35

Net debt calculation ($MM)

	Jun-00
Cash	$127
Total debt	7,617
Total net debt	$7,489

Share information

	Shares	Strike
Common shares	107.5	
Options	2.7	$39.17

Comparable companies

	EPS 2000	EPS 2001	P/E 2000	P/E 2001	Discount to Honeydew 2000 P/E	LTG	2000 PE/LTG
Honeydew[1]	$3.25	$3.35	7.5x	7.3x	NA	17.0%	0.44
Cranberry	1.17	1.57	5.1x	3.8x	(32.7%)	NA	NA
Apple	3.12	4.00	9.6x	7.5x	26.8%	17.0%	0.56
Blueberry	0.50	0.68	7.4x	5.4x	(2.2%)	15.0%	0.49
Tomato	3.07	3.30	6.1x	5.7x	(19.3%)	12.5%	0.49
Median			**6.7x**	**5.5x**	**(10.7%)**	**15.0%**	**0.49**

[1] Honeydew EPS estimates are based on consensus estimates

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Dividend discount valuation

$ per share

Implied price per share

		P/E multiple			
		7.0x	**8.0x**	**9.0x**	**10.0x**
	10.0%	$29.25	$32.56	$35.87	$39.18
Discount	**11.0%**	$28.29	$31.48	$34.67	$37.87
rate	**12.0%**	$27.37	$30.45	$33.53	$36.61
	13.0%	$26.49	$29.46	$32.44	$35.41
	14.0%	$25.65	$28.52	$31.39	$34.26

Premium to current price [1]

	P/E multiple			
	7.0x	**8.0x**	**9.0x**	**10.0x**
10.0%	19.4%	32.9%	46.4%	59.9%
11.0%	15.5%	28.5%	41.5%	54.6%
12.0%	11.7%	24.3%	36.9%	49.4%
13.0%	8.1%	20.3%	32.4%	44.5%
14.0%	4.7%	16.4%	28.1%	39.8%

[1] Based on price as of September 19, 2000 of $24.50

Note: Forecast based on consensus estimates until 2001 and average earnings growth rate of 10% through 2004 (vs. EPS growth rate of 3.1% from 2000 to 2001)

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Projected stock price analysis

$ per share

Projected EPS...

Potential growth rate	2000	2001	2002	2003	2004
	year ended December 31,				
6%	$3.25	$3.45	$3.65	$3.87	$4.10
8%	$3.25	$3.51	$3.79	$4.09	$4.42
10%	$3.25	$3.58	$3.93	$4.33	$4.76
12%	$3.25	$3.64	$4.08	$4.57	$5.11

Implied values...

Future value

2002	Potential P/E			2004	Potential P/E		
	9.0x	10.0x	11.0x		9.0x	10.0x	11.0x
6%	$32.87	$36.52	$40.17	6%	$36.93	$41.03	$45.13
8%	$34.12	$37.91	$41.70	8%	$39.79	$44.22	$48.64
10%	$35.39	$39.33	$43.26	10%	$42.82	$47.58	$52.34
12%	$36.69	$40.77	$44.84	12%	$46.03	$51.14	$56.25

Present value
(@11% discount rate)

2002	Potential P/E			2004	Potential P/E		
	9.0x	10.0x	11.0x		9.0x	10.0x	11.0x
6%	$26.67	$29.64	$32.60	6%	$24.33	$27.03	$29.73
8%	$27.69	$30.77	$33.84	8%	$26.21	$29.13	$32.04
10%	$28.73	$31.92	$35.11	10%	$28.21	$31.34	$34.48
12%	$29.78	$33.09	$36.40	12%	$30.32	$33.69	$37.06

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EPS growth rate

50%
40%
30%
20%
10%
0%
26.5%
37.1%
21.6%
5.2%
3.1%
1996-1997 Actual
1997-1998 Actual
1998-1999 Actual
1999-2000 Projected
2000-2001 Projected

Year	Fully diluted EPS
1996	$1.46
1997	1.86
1998	2.55
1999	3.10
2000E	3.25
2001E	3.35

Note: Projections based on consensus estimates

JPMorgan

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Ownership profile

Top 10 shareholders

Insider Ownership	Shares	Percent
Ford FSG, Inc. (Class A shares)	20,245,833	18.8%
Ford Motor Company (Class B shares)	67,310,167	62.5
Frank A. Olson	162,056	0.2
Craig R. Koch	266,450	0.2
Joseph R. Nothwang	60,770	0.1
Paul J. Siracusa	35,335	0.0
Brian J. Kennedy	30,030	0.0
Total Insider Ownership	88,110,641	81.8%
Top 10 Institutional Ownership	**Shares**	**Percent**
Goldman Sachs Asset Management	1,989,301	1.8%
T. Rowe Price Associates, Inc.	1,876,400	1.7
Neuberger Berman, LLC	1,075,433	1.0
Fidelity Management & Research	879,600	0.8
American Century Investment Mgmt.	803,200	0.7
Barclays Global Investors	708,768	0.7
Fayez Sarofim & Co.	537,218	0.5
USAA Investment Management	442,000	0.4
Jennison Associates LLC	385,900	0.4
Mellon Equity Associates, LLP	318,800	0.3
Total Top 10 Institutional Ownership	9,016,620	8.4%
Other Institutional Owners	7,652,564	7.1%
Total Retail	2,943,040	2.7%
Common Shares Outstanding	107,722,865	100.0%

Ownership by type of shareholder

Other Institutional
7%
Retail
3%
Top Ten
Institutional
8%
Insiders
82%

JPMorgan

8

Shares traded analysis

Public float (since 3/31/00)
Shares traded in range
Cumulative shares traded
Volume: 19,569,900
% of total shares: 18%
% of float: 100%
Weighted average price: $30.59
22% 22%
9% 30%
49% 79%
20% 99%
1% 100%
$24-$27 $27-$30 $30-$33 $33-$36 $36-$39

Last twelve months
Shares traded in range
Cumulative shares traded
Volume: 43,269,900
% of total shares: 40%
% of float: 221%
Weighted average price: $35.78
13% 13%
42% 56%
7% 63%
18% 80%
17% 98%
2% 100%
$24-$29 $29-$34 $34-$39 $39-$44 $44-$49 $49-$54

Note: Based on shares traded through September 19, 2000

JPMorgan

9

Apple transaction premia analysis

C-Co. offer price per share	$29.00
Premium	
1-day prior	13.7%
30-days prior	52.1
60-days prior	55.2
Implied multiples	
FV/LTM sales	1.4x
FV/LTM EBITDA[1]	3.5
2000 P/E	9.3
2001 P/E	7.3

[1] EBITDA includes vehicle interest and depreciation as an operating expense

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Premiums paid in precedent squeeze-out transactions

1988 – present

Premiums paid; medians
% over stock price one week prior to announcement
Median = 20.3%
40%
19%
30%
23%
17%
16%
23%
18%
23%
23%
19%
24%
1988
1989
1990
1991
1992
1994
1995
1996
1997
1998
1999
2000
# of deals
8
15
6
6
4
11
7
11
7
20
12
15

[1] Data for 1993 not shown – only one transaction was executed at a discount of 20%

Note: Selected transactions in sample include 135 minority squeeze-out transactions (owner of 50% or more of a U.S. public company acquires the remaining shares for total consideration of $50 million or more); January 1988 through April 2000

Source: SDC and J.P. Morgan research

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Premia analysis by size and float

Premia[1] paid in minority buy-outs since 1988

Buy-outs by size
$MM
Median
% of transactions
> 1,000
20%
23%
124%
6%
500–1,000
(67%)
21%
37%
7%
250–500
(5%)
39%
227%
22%
100–250
1%
20%
113%
32%
0–100
(20%)
22%
90%
34%
(80%) (40%) 0% 40% 80% 120% 227%
Premia paid (%)

Buy-outs by float
% float
Median
% of transactions
40%–50%
(67%)
23%
227%
23%
30%–40%
12%
23%
79%
23%
20%–30%
2%
23%
90%
18%
10%–20%
(12%)
22%
68%
31%
0%–10%
(20%)
18%
39%
5%
(100%) (50%) 0% 50% 100% 227%
Premia paid (%)

Source: J.P. Morgan M&A Analysis Group, SDC

[1] Premia based on stock price one week prior to announcement

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12

Premia paid in cash transactions

Closed transactions; free float of 10%–20%

	Median % premium	Total number of transactions	Average % increase in offer price[1]	Number of transactions with increased offer price	Median % increase in offer price[2]
1988-current	23.5%	47	3.2%	13	8.8%
1998-current	17.3%	12	7.3%	5	14.7%

[1] Includes all cash squeeze-out transactions
[2] Represents median % increase in transactions where price was actually increased; median of all transactions is zero given the large number of transactions where there was no price increase
Source: SDC

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13

Select minority squeeze-out transactions

Closed transactions; free float of 10%–20%

Date announced	Date effective	Target name	Acquiror name	% free float	Initial offer	Final offer	% increase in offer	52-week High	52-week Low	Premium/(discount) 52-week high	Premium/(discount) 52-week low	Premium/(discount) 1-week pre-annc.
Mar-00	Jun-00	Hartford Life	Hartford Financial Services	18%	$44.00	$50.50	14.8%	$54.50	$29.75	(7.3%)	69.7%	40.3%
Nov-99	Jun-00	Howmet International	Alcoa	15%	18.75	20.00	6.7%	21.63	11.31	(7.5%)	76.8%	42.2%
Mar-99	Jul-99	Spelling Entertainment	Viacom	19%	9.00	9.75	8.3%	9.81	6.00	(0.6%)	62.5%	43.1%
Nov-98	May-99	Aquila Gas Pipeline	UtiliCorp United Inc	18%	8.00	8.00	0.0%	17.19	4.63	(53.5%)	73.0%	17.4%
Oct-98	Dec-98	Citizens Corp	Allmerica Financial	18%	29.00	33.25	14.7%	34.63	23.88	(4.0%)	39.3%	17.2%
Aug-98	Nov-98	Tele-Commun Intl	Liberty Media	17%	22.00	22.00	0.0%	25.13	15.75	(12.4%)	39.7%	1.1%
Dec-97	Mar-98	American Paging	Telephone and Data Systems Inc	18%	2.25	2.50	11.1%	3.88	1.44	(35.5%)	73.9%	33.3%
May-97	Dec-97	Chaparral Steel	Texas Industries Inc	15%	14.25	15.50	8.8%	15.63	11.13	(0.8%)	39.3%	25.3%
Apr-97	Jan-98	Steck-Vaughn Publishing Corp	Harcourt General Inc	17%	14.00	14.75	5.4%	15.13	10.50	(2.5%)	40.5%	40.5%
Median							**8.3%**			**(7.3%)**	**62.5%**	**33.3%**

Source: SDC

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Pro forma impact on Blue

Assumes purchase price of $30/share

	2001	2002
Blue stand-alone EPS	$3.78	$4.04
Incremental net income ($MM)	39	47
Blue pro-forma EPS	3.80	4.07
$ Accretion/(dilution)	$0.02	$0.02
% Accretion/(dilution)	0.5%	0.5%

Note: Assumes interest rate on cash of 5% (for lost interest income); tax rate of 35%; goodwill is amortized over 20 years; no transaction fees

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